UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 26, 2011

PHARMACYCLICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-26658	94-3148201
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

995 E. Arques Avenue, Sunnyvale, California		4085-4521
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (408) 774-0330

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

The disclosure under Item 8.01 below is incorporated herein by reference.

Item 8.01.	Other Events.

On April 26, 2011, Pharmacyclics, Inc. (the “Company”) announced it has received a $7 million milestone payment for its histone deacetylase (HDAC) inhibitor, PCI-24781 / S 78454 from Les Laboratoires Servier ("Servier") based on an ex-US collaboration agreement signed in April of 2009. Over the past two years Servier has engaged in several exploratory Phase I/II trials in solid tumors and hematologic malignancies. Servier is now focused on its Phase II programs to enable the registration pathway for PCI-24781 / S 78454.

The foregoing description is qualified in its entirety by reference to the Company’s Press Release, dated April 26, 2011, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Pharmacyclics Achieves $7 Million Develpoment Milestone for HDAC Inhibitor, PCI-24781/S78454 with Servier

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

April 27, 2011

PHARMACYCLICS, INC.

By:	/s/ Rainer M. Erdtmann
Name: Rainer M. Erdtmann
Title: Vice President, Finance & Administration and Secretary